UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2008

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Pennichuck Corporation

(Exact name of registrant as specified in its charter)

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New Hampshire	0-18552	02-0177370
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

25 Manchester Street,  Merrimack, New Hampshire 03054

(Address of Principal Executive Office) (Zip Code)

(603) 882-5191

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

As previously reported, on July 25, 2008, the New Hampshire Public Utilities Commission (“NHPUC”) issued Order No. 24,878 (the “NHPUC Order”).  The NHPUC Order relates to the taking by eminent domain of the assets of Pennichuck Water Works, Inc. (“PWW”), one of the regulated utility subsidiaries of Pennichuck Corporation (the “Company”), by the City of Nashua, New Hampshire (the “City”).  Both the Company and the City had 30 days after July 25th to file a motion for rehearing and/or reconsideration of the NHPUC Order (each, a “Rehearing Motion”).  Thereafter, both the Company and the City had 5 days to file an objection to one another’s Rehearing Motions (each, an “Objection”).

On August 22, 2008, the Company filed its Rehearing Motion with the NHPUC. In its Rehearing Motion, the Company identified what it believes to be errors in the NHPUC Order which require a rehearing.  On August 25, 2008, the City filed its Rehearing Motion regarding the NHPUC Order.

The City and the Company filed their Objections on August 27, 2008 and on August 29, 2008, respectively.  In addition, on August 29, 2008, the Company filed a separate Motion to Strike the City’s Rehearing Motion (“Strike Motion”) based on its contention that the City filed its Rehearing Motion after the statutory deadline.

Full text of the above referenced Rehearing Motions and Objections filed by the Company and the City, and the Company’s Strike Motion, may be obtained by contacting Jody Carmody at the New Hampshire Public Utilities Commission’s main number at (603) 271-2431.

The Company also incorporates herein by reference, to the extent not superseded by the above referenced NHPUC order, the Company’s previous disclosure regarding eminent domain-related matters appearing in its Annual Report on Form 10-K for the year ended December 31, 2007, including without limitation the disclosure appearing under the captions “Business—Ongoing Eminent Domain Proceeding,” “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and any further disclosures made by the Company regarding said eminent domain-related matters in its Quarterly Reports filed on Form 10-Q on August 8, 2008 and/or on May 08, 2008 and/or its Current Report on Form 8-K filed on July 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION
(Registrant)

By:	/s/ Thomas C. Leonard
Thomas C. Leonard Senior Vice President and Chief Financial Officer

Date:  September 2, 2008